UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2015

Gulf Coast Ultra Deep Royalty Trust

(Exact name of registrant as specified in its charter)

Delaware	001-36386	46-6448579
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A., as trustee

Institutional Trust Services

919 Congress Avenue, Suite 500

Austin, Texas 78701

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (512) 236-6599

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On April 8, 2015, Gulf Coast Ultra Deep Royalty Trust (the Royalty Trust) received a letter from the Listing Qualifications Staff (the Staff) of The NASDAQ Stock Market LLC (NASDAQ) notifying the Royalty Trust that, because the closing bid price of the royalty trust units representing beneficial interests in the Royalty Trust (the royalty trust units) has been below $1.00 per unit for 30 consecutive business days, the Royalty Trust no longer complies with the bid price requirements for continued listing on The NASDAQ Capital Market set forth in NASDAQ Listing Rule 5550(a)(2). The notice does not affect the Royalty Trust’s listing on The NASDAQ Capital Market at this time, and the royalty trust units are expected to continue to trade under the symbol “GULTU,” subject to the matters discussed below.

In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Royalty Trust has a period of 180 calendar days, or until October 5, 2015, in which to regain compliance with the minimum bid price requirement. In order to regain compliance, the closing bid price of the royalty trust units must be at least $1.00 per unit for a minimum of ten consecutive business days during this 180-day period. If the Royalty Trust does not demonstrate compliance with the minimum bid price requirement by October 5, 2015, the Royalty Trust may be eligible to seek an additional compliance period of 180 calendar days if it then meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The NASDAQ Capital Market, with the exception of the bid price requirement, and provides written notice to NASDAQ of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Staff that the Royalty Trust will not be able to cure the deficiency, or if the Royalty Trust is otherwise not eligible, the Staff will provide notice that the royalty trust units will be subject to delisting.

The Royalty Trust intends to monitor the bid price of the royalty trust units between now and October 5, 2015, and will consider potentially available options that might enable the Royalty Trust to regain compliance with the NASDAQ listing requirements. There can be no assurance that the Royalty Trust will be able to regain compliance with the minimum bid price requirement or maintain compliance with the other NASDAQ listing requirements. At the time of this filing, the Royalty Trust has not determined to take any other action in response to the letter from the Staff.

Cautionary Statement Regarding Forward-Looking Statements: This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” “potential,” and any similar expressions and/or statements that are not historical facts are intended to identify those assertions as forward-looking statements.

Forward-looking statements are not guarantees or assurances of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that may cause actual results to differ materially from those anticipated by the forward-looking statements include, but are not limited to, general economic and business conditions, fluctuations in the market price and volume of the trading market for the royalty trust units, the Royalty Trust’s ability to comply with the NASDAQ listing requirements and take actions necessary to maintain listing of the royalty trust units on The NASDAQ Capital Market, variations in the market demand for, and prices of, oil and natural gas and other factors described in Part I, Item 1A. “Risk Factors” in the Royalty Trust’s annual report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission.

Investors are cautioned that many of the assumptions upon which forward-looking statements are based are likely to change after such forward-looking statements are made, which the Royalty Trust cannot control. The Royalty Trust cautions investors that it does not intend to update its forward-looking statements, notwithstanding any changes in assumptions, changes in business plans, actual experience, or other changes, and the Royalty Trust undertakes no obligation to update any forward-looking statements except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gulf Coast Ultra Deep Royalty Trust

By:	The Bank of New York Mellon
Trust Company, N.A., as Trustee

	By:	/s/ Michael J. Ulrich
Michael J. Ulrich
Vice President

Date: April 10, 2015

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